Exhibit 1.1

Execution Version

$250,000,000

CLEAN HARBORS, INC.

5.125% Senior Notes due 2021

________
Purchase Agreement
March 14, 2016
Goldman, Sachs & Co.
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:
Clean Harbors, Inc., a Massachusetts corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Goldman, Sachs & Co. (the “Purchaser”) $250,000,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2021 (the “Securities”). The Securities will be issued by the Company pursuant to the indenture dated as of December 7, 2012 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The Company’s obligations under the Securities, including the due and punctual payment of interest on the Securities, will be unconditionally guaranteed (the “Guarantees”) by each of the subsidiaries of the Company listed on Schedule II hereto (the “Guarantors”) at the Time of Delivery (as defined below).

The Company previously issued $600,000,000 aggregate principal amount of 5.125% Senior Notes due 2021 (the “Existing Securities”) under the Indenture. The Securities constitute “Additional Notes” (as such term is defined in the Indenture) under the Indenture. Except as otherwise disclosed in the Pricing Disclosure Package (as defined in Section 1(b)) and the Offering Circular (as defined in Section 1(a)), the Securities will have terms identical to the Existing Securities and will be treated as a single series of debt securities for all purposes under the Indenture.

1.The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, the Purchaser that:
(a)A preliminary offering circular, dated March 14, 2016 (the “Preliminary Offering Circular”), and an offering circular, dated March 14, 2016 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Disclosure

Package, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any documents or information incorporated by reference therein (the “Incorporated Documents”) filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto and the Incorporated Documents did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;
(b)For the purposes of this Agreement, the “Applicable Time” means 4:08 p.m. (Eastern Time), on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule I attached hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;
(c)Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development reasonably expected to result in a Material Adverse Effect (as defined in Section 1(l)), otherwise than as set forth or contemplated in the Pricing Circular;
(d)The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
(e)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, Pricing Disclosure Package and Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of any failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization, or subject to no material liability or disability by reason of any failure to be in good standing;
(f)The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and Offering Circular and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and certain minority interests in foreign subsidiaries) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
(g)The Securities have been duly and validly authorized and, when issued and delivered as provided in the Indenture against payment therefor as provided herein, will be duly and validly issued, conform to the description of the Securities in the Pricing Disclosure Package and the Offering Circular and constitute valid and legally binding obligations against the Company enforceable against the Company in accordance with their terms (in each case subject, as to the enforcement of remedies, to the effects of (x) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally from time to time in effect, (y) the exercise of judicial discretion based on general principles of equity (whether considered in a proceeding in equity or at law) and (z) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Limitations”)), and be entitled to the benefits of the Indenture;
(h)The Registration Rights Agreement to be dated as of March 17, 2016 (the “Registration Rights Agreement”), which will be substantially in the form previously delivered to you, has been duly authorized and, as of the Time of Delivery, will have been duly executed and delivered by the Company and the Guarantors, and will constitute a valid and legally binding instrument enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Limitations, and will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular.
(i)The issue and sale of the Securities and the compliance by the Company and the Guarantors, as applicable, with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party (including the Indenture, the indenture relating to the Company’s 5.25% Senior Notes due 2020 and the Company’s $400,000,000 senior secured asset based revolving credit facility with Bank of America, N.A., as agent) or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Organization or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution by the Company or any Guarantor of, or the consummation by the Company or any Guarantor of the transactions contemplated by, this Agreement, the Registration Rights Agreement or the Indenture (including, without limitation, the issuance and sale of the Securities), except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Act”), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser; (ii) the order of the Commission declaring the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement) effective; and (iii) as have been obtained or made prior to the Applicable Time;
(j)Neither the Company nor any of its subsidiaries is in violation of its Articles of Organization (or other similar charter document) or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;
(k)The statements set forth in the Pricing Circular under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain United States Federal Income and Estate Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair; and the statements set forth in the Offering Circular under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain United States Federal Income and Estate Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;
(l)Other than as set forth in the Pricing Disclosure Package and the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to result in a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
(m)When the Securities are issued and delivered pursuant to this Agreement and the Indenture, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;
(n)None of the Company and the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be an “investment company” or an entity controlled by an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(o)Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries and the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
(p)Neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the

Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902 in connection with any such sale outside the United States;
(q)Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchaser hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;
(r)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(s)Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(t)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, with respect to the Company’s internal control over financial reporting, such disclosure controls and procedures are effective;
(u)There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, any of its subsidiaries or the Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities;

(v)On and immediately after the Time of Delivery, the Company and each of the Guarantors (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any person as of a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such person is not less than the total amount required to pay the liabilities of such person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, such person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged; and (v) such person is not a defendant in any civil action that would be reasonably expected to result in a judgment that the Company is or would become unable to satisfy;
(w)Neither the issuance, sale and delivery of the Securities and, when issued, the Guarantees, nor the application of the proceeds thereof by the Company as described in the Offering Circular will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors, as the same is in effect at the Time of Delivery;
(x)Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;
(y)(i) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor; (ii) the Indenture has been duly authorized by the Company and each Guarantor and constitutes a legally valid and binding instrument enforceable against the Company and each Guarantor in accordance with its terms, in each case subject to the Enforceability Limitations; (iii) the Securities have been duly authorized by the Company and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser, will be duly executed and delivered by the Company, constitute the legal, valid and binding obligations of the Company, subject to the Enforceability Limitations, and be entitled to the benefits of the Indenture; and (iv) the Guarantees have been duly authorized by each Guarantor and, at the Time of Delivery when duly executed and delivered by all parties thereto, will constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and entitled to the benefits of the Indenture, subject to the Enforceability Limitations;
(z)The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
(aa)No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
(ab)The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;
(ac)Except as disclosed in the Pricing Circular and as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) each of the Company and its subsidiaries is in compliance with, and not subject to liability under, Environmental Law (as defined below), (B) each of the Company and its subsidiaries has made all filings, and provided all financial assurances and notices, required under Environmental Law, and has, and is in compliance with, all permits required under Environmental Law and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, written notice of violation, proceeding, notice or demand letter or written request for information pending or, to the knowledge of the Company, threatened, or, to the knowledge of the Company, investigation threatened or pending, against the Company or any of its subsidiaries under Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable Environmental Law, (F) no property or facility of the Company or any of its subsidiaries is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or (iii) listed on any comparable list of sites known or suspected to be contaminated with Hazardous Material (as defined below) as maintained by any governmental authority, (G) neither the Company nor any of its subsidiaries is conducting or financing an investigation, or response, corrective or other action pursuant to Environmental Law at any site or facility, nor is any of them subject to or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action nor has any of them assumed by contract or agreement or otherwise any obligation or liability under Environmental Law, and (H) there are no past or present events, activities, operations, occurrences or conditions which could reasonably be expected to prevent or interfere with compliance by the Company or any of its subsidiaries with, or result in liability of any of them under, Environmental Law (including, without limitation, any capital or operating expenditures required for cleanup, closure or compliance with Environmental Law, any constraints on operating activities and any potential liability to third parties);
For purposes of this Agreement, “Environmental Law” means the common law and all applicable federal, provincial, state and local laws or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety, the environment or natural resources, including, without limitation, those relating to (i) emissions, discharges, releases or threatened releases of Hazardous Material in or into the environment (including, without limitation, ambient air, surface water, groundwater, drinking water, land surface or subsurface strata, and natural resources such as wetlands, flora and fauna) or exposure thereto, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, handling or recycling of Hazardous Material, (iii) zoning, facility siting, financial assurance, environmental impact assessment or review, reclamation or land use and (iv) underground or aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. For purposes of this Agreement, “Hazardous Material” means any substance, material, pollutant, contaminant, chemical, constituent or waste, in any form, including without limitation, petroleum and petroleum products, subject to regulation under or which could give rise to liability under Environmental Law;
(ad)(i) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and (ii) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular present fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ae)The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system (“EDGAR”);
(af)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or other applicable anti-corruption laws and regulations (“Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA for the Anti-Corruption Laws and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
(ag)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and
(ah)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, or otherwise) of Sanctions.
1.Subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, all of the Securities at the purchase price set forth on Schedule IV hereto.
2.Upon the authorization by you of the release of the Securities, the Purchaser proposes to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and the Purchaser hereby represents and warrants to, and agrees with the Company that:
(a)    It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex II to this Agreement;
(b)    It is an Institutional Accredited Investor; and
(c)    It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.
3.(a) The Securities to be purchased by the Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of Cahill Gordon & Reindel LLP, 80 Pine St., New York, New York 10005 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 17, 2016 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchaser pursuant to Section 8 hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery. A meeting will be held at the

Closing Location (or via conference call) at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review (in hard copy or electronically) by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
4.The Company agrees with the Purchaser:
(a)    To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;
(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day that is two Business Days following the date of this Agreement and from time to time, to furnish the Purchaser with written and electronic copies of the Offering Circular in New York City in such quantities as you may reasonably request, and, if the delivery of an amended or supplemental Offering Circular is required at any time prior to the expiration of nine months after the time of issue of the Offering Circular in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;
(d)    During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Offering Circular, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Securities, without your prior written consent;

(e)    Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;
(f)    At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;
(g)    Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
(h)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular, the Pricing Disclosure Package and the Offering Circular under the caption “Use of Proceeds”; and
(i)    During the period of two years after the Time of Delivery, the Company will not and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
5. (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it and its affiliates and any other person acting on its behalf (other than the Purchaser, as to which no statement is given) has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Company Supplemental Disclosure Document;
(c)    The Company agrees that if at any time following issuance of a Company Supplemental Disclosure Document any event occurred or occurs as a result of which such Company Supplemental Disclosure Document would conflict with the information in the Pricing Circular, the Pricing Disclosure Package or the Offering Circular or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to the Purchaser a Company Supplemental Disclosure Document or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Company Supplemental Disclosure Document made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;
(d)    The Purchaser represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(e)    Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and the Purchaser, as applicable, is listed on Schedule I attached hereto.
6.The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Indenture, the Registration Rights Agreement, any Company Supplemental Disclosure Document, the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) the cost of preparing the Securities; (v) the cost and charges of any transfer agent or registrar; (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such party); and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 9 and 12, the Purchaser will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.The obligations of the Purchaser hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    Cahill Gordon & Reindel LLP, counsel for the Purchaser, shall have furnished to the Purchaser such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(b)    (i) Herrick, Feinstein LLP, special counsel in the State of New York to the Company and the Guarantors, shall have furnished to the Purchaser such written opinion or opinions, dated the Time of Delivery, in form and substance substantially similar to the opinion dated December 7, 2012 delivered by Herrick Feinstein LLP in connection with the Company’s Existing Securities; and (ii) Davis, Malm & D’Agostine, P.C., counsel for the Company, shall have furnished to the Purchaser their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Purchaser, to the effect that:
(i)The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole;
(ii)Each Guarantor has been duly incorporated or organized, as applicable, and is an existing corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Offering Circular. Each Guarantor is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock or other equity interests of each Guarantor has been duly authorized and validly issued and is fully paid and non-assessable;

(iii)The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Guarantor or any of their properties, or any agreement or instrument known to us to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound or to which any of the properties of the Company or any Guarantor is subject, or the charter, by-laws or other organizational documents of the Company or any Guarantor. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;
(iv)This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;
(v)The Securities have been duly and validly authorized and, when issued and delivered as provided in the Indenture against payment therefor as provided in this Agreement, will be duly and validly issued, conform to the description of the Securities in the Offering Circular, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (in each case subject to the Enforceability Limitations), and will be entitled to the benefits of the Indenture;
(vi)The Indenture has been duly and validly authorized by the Company and the Guarantors, conforms to the description thereof in the Offering Circular, constitutes the valid and legally binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, in each case subject to the Enforceability Limitations, and meets the requirements for qualification under the Trust Indenture Act;
(vii)The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors, and constitutes a valid and legally binding instrument enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Limitations;
(viii)The Guarantees have been duly and validly authorized by the Guarantors and, when the Securities are issued and delivered as provided in the Indenture against payment therefor as provided in this Agreement, the Guarantees will be duly and validly issued by the Guarantors, conform to the description thereof in the Offering Circular, and constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, in each case subject to the Enforceability Limitations;
(ix)No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution by the Company or any Guarantor of, or the consummation by the Company or any Guarantor of the transactions contemplated by, this Agreement or the Indenture (including, without limitation, the issuance and sale of the Securities), except (i) such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchaser; (ii) the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement contemplated by the Registration Rights Agreement effective; and (iii) as have been obtained or made prior to the Time of Delivery;
(x)Assuming the accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer and sale of the Securities to, and initial resale of the Securities by, the Purchaser in the manner contemplated by this Agreement;
(xi)The statements set forth in the Offering Circular under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain United States Federal Income and Estate Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair; and
(xii)Neither the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company” or an entity controlled by an “investment company,” as such term is defined in the Investment Company Act.
Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company and the Guarantors, counsel for the Company and the Guarantors, and representatives of the independent accountants of the Company and the Guarantors at which the contents of the Pricing Disclosure Package, the Offering Circular and related matters were discussed. Such counsel shall also state that based on such participation, such counsel has no reason to believe that (i) the Pricing Disclosure Package as of the Applicable Time (other than the financial statements and other financial data therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and other financial data therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    On the date of the Offering Circular at a time prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Purchaser a customary comfort letter and a customary bring down comfort letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the Purchaser;
(d)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and the Offering Circular;
(e)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or of any of the Company’s other debt securities;
(f)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;
(g)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of the Offering Circular on the New York Business Day that is two Business Days following the date of this Agreement;

(h)    The Purchaser shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and the Guarantors;
(i)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such time, as to the performance by the Company and the Guarantors of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (d) and (e) of this Section;
(j)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery an executed copy of the officers’ certificate pursuant to Section 2.2 of the Indenture with respect to the issuance of the Securities; and
(k)    The Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.
8.(a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any such amendment or supplement thereto, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Purchaser expressly for use therein.
(b)    The Purchaser agrees to indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular, the Pricing Circular, the Pricing Disclosure Package, the Offering Circular or any such amendment or supplement thereto, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Purchaser expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)    The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act and each broker-dealer affiliate of the Purchaser; and the obligations of the Purchaser under this Section 9 shall be in addition to any liability which the respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company within the meaning of the Act.
1.    [Reserved]
2.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser, the Company or any

Guarantor, or any officer or director or controlling person of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.
3.    If for any reason any of the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Purchaser except as provided in Sections 7 and 9 hereof.
4.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchaser is required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchaser to properly identify their respective clients.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.
1.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
2.    The Company and the Guarantors, jointly and severally, acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Purchaser, on the other, (ii) in connection therewith and with the process leading to such transaction the Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any of the Guarantors, (iii) the Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Purchaser has advised or is currently advising the Company or any of the Guarantors on other matters) or any other obligation to the Company or any of the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own respective legal and financial advisors to the extent it deemed appropriate. The Company and the Guarantors agree that they will not claim that the Purchaser has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any of the Guarantors, in connection with such transaction or the process leading thereto.
3.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Purchaser, or any of them, with respect to the subject matter hereof.
4.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
5.    The Company, the Guarantors and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
6.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
7.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchaser imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
If the foregoing is in accordance with your understanding, please sign and return to us four (4) counterparts hereof, and upon the acceptance hereof by you, on behalf of the Purchaser, this letter and such acceptance hereof shall constitute a binding agreement among the Purchaser, the Company and the Guarantors.

Very truly yours,

CLEAN HARBORS, INC.

By:     /s/ James M. Rutledge
Name:    James M. Rutledge
Title:    Vice Chairman and President

(signatures continued on next page)

[Clean Harbors – Signature Page to Purchase Agreement]

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CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CATALYST SERVICES, LLC
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CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
(List continued on next page)

[Clean Harbors – Signature Page to Purchase Agreement]

CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HECKMANN ENVIRONMENTAL SERVICES, INC.
HILLIARD DISPOSAL, LLC
MURPHY'S WASTE OIL SERVICE, INC.
ROEBUCK DISPOSAL, LLC
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAFETY-KLEEN SYSTEMS, INC.
SANITHERM USA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SK HOLDING COMPANY, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
THERMO FLUIDS INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.

By:	/s/ James M. Rutledge

Name:	James M. Rutledge

Title:	Executive Vice President

PLAQUEMINE REMEDIATION SERVICES, LLC

By:	/s/ Michael R. McDonald

Name:	Michael R. McDonald

Title:	President, Treasurer and Secretary

[Clean Harbors – Signature Page to Purchase Agreement]

Accepted as of the date hereof:
GOLDMAN, SACHS & CO.
By:         /s/ Michael Hickey
Name: Michael Hickey
Title: Managing Director

[Clean Harbors – Signature Page to Purchase Agreement]

SCHEDULE I
Approved Supplemental Disclosure Documents:
Pricing Supplement dated March 14, 2016.
Clean Harbors, Inc. Investor Presentation dated March 2016 (electronic form and hard copy)

Schedule I-1

SCHEDULE II
GUARANTORS

Altair Disposal Services, LLC	Clean Harbors Reidsville, LLC
ARC Advanced Reactors and Columns, LLC	Clean Harbors San Jose, LLC
Baton Rouge Disposal, LLC	Clean Harbors San Leon, Inc.
Bridgeport Disposal, LLC	Clean Harbors Services, Inc.
CH International Holdings, LLC	Clean Harbors Surface Rentals USA, Inc.
Clean Harbors (Mexico), Inc.	Clean Harbors Tennessee, LLC
Clean Harbors Andover, LLC	Clean Harbors Westmorland, LLC
Clean Harbors Antioch, LLC	Clean Harbors White Castle, LLC
Clean Harbors Aragonite, LLC	Clean Harbors Wilmington, LLC
Clean Harbors Arizona, LLC	Crowley Disposal, LLC
Clean Harbors Baton Rouge, LLC	Disposal Properties, LLC
Clean Harbors BDT, LLC	GSX Disposal, LLC
Clean Harbors Buttonwillow, LLC	Heckmann Environmental Services, Inc.
Clean Harbors Catalyst Services, LLC	Hilliard Disposal, LLC
Clean Harbors Chattanooga, LLC	Murphy's Waste Oil Service, Inc.
Clean Harbors Clive, LLC	Plaquemine Remediation Services, LLC
Clean Harbors Coffeyville, LLC	Roebuck Disposal, LLC
Clean Harbors Colfax, LLC	Safety-Kleen Envirosystems Company
Clean Harbors Deer Park, LLC	Safety-Kleen Envirosystems Company of Puerto Rico, Inc.
Clean Harbors Deer Trail, LLC	Safety-Kleen, Inc.
Clean Harbors Development, LLC	Safety-Kleen International, Inc.
Clean Harbors Disposal Services, Inc.	Safety-Kleen of California, Inc.
Clean Harbors El Dorado, LLC	Safety-Kleen Systems, Inc.
Clean Harbors Environmental Services, Inc.	Sanitherm USA, Inc.
Clean Harbors Exploration Services, Inc.	Sawyer Disposal Services, LLC
Clean Harbors Florida, LLC	Service Chemical, LLC
Clean Harbors Grassy Mountain, LLC	SK Holding Company, Inc.
Clean Harbors Industrial Services, Inc.	Spring Grove Resource Recovery, Inc.
Clean Harbors Kansas, LLC	The Solvents Recovery Service of New Jersey, Inc.
Clean Harbors Kingston Facility Corporation	Thermo Fluids Inc.
Clean Harbors LaPorte, LLC	Tulsa Disposal, LLC
Clean Harbors Laurel, LLC	Versant Energy Services, Inc.
Clean Harbors Lone Mountain, LLC

Schedule II-1

Clean Harbors Lone Star Corp.
Clean Harbors Los Angeles, LLC
Clean Harbors of Baltimore, Inc.
Clean Harbors of Braintree, Inc.
Clean Harbors of Connecticut, Inc.
Clean Harbors Pecatonica, LLC
Clean Harbors PPM, LLC
Clean Harbors Recycling Services of Chicago, LLC
Clean Harbors Recycling Services of Ohio LLC

Schedule II-2

SCHEDULE III
[See attached]

Schedule III-1

SCHEDULE IV

99.50% of the aggregate principal amount of Securities plus accrued interest from and including December 1, 2015 to the Time of Delivery

Schedule IV

ANNEX I

[Reserved]

Annex I

ANNEX II
(1)    The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex II under the Act. Accordingly, the Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A) or pursuant to Paragraph 2 of this Annex II, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT PRIOR TO THE FIRST ANNIVERSARY OF THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER‑DEALER) TO THE TRUSTEE A

Annex II-1

SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
Terms used in this paragraph have the meanings given to them by Regulation S.
The Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.
(2)    Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchaser in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

Annex II-2